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                                                                    EXHIBIT 23.1




                          INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in the Registration Statement No. 333-60997 on Form S-8 of our limited scope report dated August 3, 2001, relating to the statement of net assets available for benefits (modified cash basis) of the Hastings Entertainment, Inc. Associates' 401(k) Plan and Trust as of January 31, 2001, included in this annual report on Form 11-K.


                                                 /s/ CLIFTON GUNDERSON LLP

                                                 CLIFTON GUNDERSON LLP


Amarillo, Texas
July 26, 2002


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